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                                                                   EXHIBIT 99(d)


         Pursuant to Regulation S-X, Rule 3-09, the financial statements for the fiscal years ended June 30, 2002, 2003 and 2004 for SCP Investments (1) PTY. LTD., which is a foreign business, will be filed by December 31, 2004.